POWER OF ATTORNEY


     I hereby appoint Michael D. Bornak to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form 3, 4 or 5 or any amendment thereto required to be filed by Portec Rail Products, Inc. under
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Bornak in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on June 24, 2004.


                                        By /s/ Philip E. Cline
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                                               Philip E. Cline


                           In presence of  /s/Peggy Blankenship
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                                              Signature of Witness

                                              Peggy Blankenship
                                           -------------------------------------
                                              Printed Name